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                                                                          EX-5.1
                                                                         EX-23.1


July 18, 1994

Mellon Bank Corporation
500 Grant Street
Pittsburgh, PA 15258

RE: Mellon Bank Corporation
    Common Stock Registration Statement on Form S-4

Dear Sirs:

I am Assistant General Counsel of Mellon Bank Corporation, a Pennsylvania corporation (the "Corporation"), and, in that capacity, have acted as counsel for the Corporation in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of up to 32.750 million shares of the Corporation's Common Stock, par value $.50 per share (the "Common Stock") and up to 32.750 million related preferred stock purchase rights (the "Rights") to be issued pursuant to the Shareholder Protection Rights Agreement, dated as of August 15, 1989 (the "Rights Agreement"), between the Corporation and Mellon Bank, N.A., as Rights Agent (the "Rights Agent"). This opinion is being furnished pursuant to the requirements of Form S-4 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In furnishing this opinion, I, or attorneys under my supervision, have examined the Registration Statement, as well as the prospectus/joint proxy statement included therein (the "Prospectus/Joint Proxy Statement"), to be filed with the Securities and Exchange Commission, in connection with which this opinion is to be filed as an Exhibit. In addition, I, or they, have examined such other documents, legal opinions and precedents, corporate and other records of the Corporation and certificates of public officials and officers of the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.
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Mellon Bank Corporation
July 18, 1994
Page 2

Based upon the foregoing, I am of the opinion that:

     1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania;

     2. The Registration Statement has been duly authorized by all necessary corporate action of the Corporation;

     3. When the Registration Statement has become effective under the Act and the shares of Common Stock have been issued and delivered pursuant to the terms of the Merger Agreement (included as Appendix I to the Prospectus/Joint Proxy Statement), the shares of Common Stock will be validly issued, fully paid and nonassessable; and

     4. Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the shares of Common Stock have been issued and delivered pursuant to the terms of the Merger Agreement, the Rights attributable to the shares of Common Stock will be validly issued.

In connection with my opinion set forth in paragraph 4 above, I note that the question whether the Board of Directors of the Corporation might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus/Joint Proxy Statement under the heading "Legal Opinions." By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under
Section 7 of the Act.

I do not purport to be an expert on the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the laws of the United States of America as applied to bank holding companies, and I express no opinion herein as to the effect of any other laws.
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Mellon Bank Corporation
July 18, 1994
Page 3

This opinion is being rendered solely for your benefit in connection with the Registration Statement. You may not rely on this opinion for any other purpose without my express written consent. This opinion is rendered as of the date hereof, and I am under no obligation to update it or to advise you of any subsequent event which could affect it. This opinion may not be assigned, quoted or used without my express written consent.

Very truly yours,

James M. Gockley